UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2026

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40545	41-1983744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of principal executive offices) (Zip Code)

(763) 416-2840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CVRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2026 (the “Closing Date”), CVRx, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing Loan and Security Agreement dated October 31, 2022, as previously amended on March 13, 2023 (as amended, the “Loan Agreement”), among the Company, Innovatus Life Sciences Fund I, LP, as the collateral agent and a lender, and the other lenders from time to time party thereto. Pursuant to the Amendment, (a) the terms loans available to the Company are increased by $50 million, to an aggregate principal amount of up to $100 million, subject to the Company’s achievement of certain milestones, (b) the interest rate applicable to the term loans is adjusted to a floating rate per annum equal to the sum of (i) the greater of (A) the prime rate and (B) 6.75% plus (ii) a margin equal to 2.65%, which margin will decrease to 2.00% after the Company achieves a positive adjusted EBITDA for two consecutive quarters, (c) the interest only period is extended to four years from the Closing Date, subject to a further one-year extension upon the Company’s achievement of certain revenue milestones and (d) the maturity date of the term loans is extended to May 9, 2031. The existing performance covenant was unchanged, which requires the Company to achieve 50% of trailing 12-month revenue targets set in the most recent Board approved management plan, suspended when trailing 12-month revenue exceeds $100 million. The term loans continue to be secured by substantially all of the Company’s assets.

Also on the Closing Date, the Company borrowed an additional $10 million under the Loan Agreement, bringing the total outstanding principal amount of term loans to $60 million. The Company has the option to draw (i) $15 million between June 1, 2027 and December 31, 2027 upon achieving trailing 6-month revenue of $37.5 million and market capitalization greater than $190 million, and (ii) $25 million between March 1, 2028 and September 30, 2028 upon achieving trailing 6-month revenue of $47.5 million and market capitalization greater than $300 million.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 hereto.

Item 2.02. Results of Operations and Financial Condition.

On January 12, 2026, the Company issued a press release announcing certain preliminary financial results for the fourth quarter and fiscal year ended December 31, 2025. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

As disclosed above, on January 12, 2026, the Company issued a press release announcing preliminary financial results for the fourth quarter and fiscal year ended December 31, 2025, and provided information about its planned BENEFIT-HF trial.

Fourth Quarter 2025

Total revenue for the fourth quarter of 2025 is expected to be in the range of approximately $15.9 million to $16.1 million, representing an increase of approximately 4% to 5% over fourth quarter 2024 revenue of $15.3 million.

Full Year 2025

Total revenue for full year 2025 is expected to be in the range of approximately $56.5 million to $56.7 million, representing an increase of approximately 10% to 11% over full year 2024 revenue of $51.3 million.

As of December 31, 2025, the Company had a total of 252 active implanting centers, as compared to 250 as of September 30, 2025. The number of sales territories in the U.S. increased by three to a total of 53 during the three months ended December 31, 2025.

As of December 31, 2025, cash and cash equivalents were $75.7 million.

The foregoing estimated financial results for the fourth quarter and full year 2025 are preliminary, unaudited and represent the most recent current information available to Company management. The Company’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures and final adjustments. The Company expects to issue full financial results for the fourth quarter and full year 2024 in February 2026.

BENEFIT-HF

In November 2025, the Food and Drug Administration granted an investigational device exemption (“IDE”) study designed as a prospective, multi-center, randomized controlled trial to evaluate the Barostim device’s impact on all-cause mortality and heart failure decompensation events in an expanded population of heart failure patients.

The Company has applied to the Centers for Medicare & Medicaid Services (“CMS”) for IDE Category B coverage, a necessary condition for the Company to proceed with the trial. If approved, the Company expects to begin enrolling the trial across approximately 150 centers in the first half of 2026 and complete enrollment within five years. The trial provides for a two-year follow-up period, resulting in the expected conclusion of the trial in five to seven years. If approved by CMS, the Company expects net trial costs of $20 million to $30 million spread over the period of the trial. A successful outcome could expand Barostim’s total addressable prevalence-based U.S. market from approximately 339,000 patients to approximately 983,000 patients, representing a sales market opportunity from $10.5 billion to $30.5 billion.

Design summary

•	Prospective, randomized, controlled trial at up to 200 centers in the U.S. and Germany, randomizing 2,500 patients with a two-year follow-up.

•	2:1 randomization to Barostim implantation plus guideline-directed medical and device therapies or control group only receiving guideline-directed medical and device therapies.

•	Eligibility: NYHA Class II or III symptoms, LVEF <50%, and NT-proBNP levels of 400 to <5,000 pg/mL, despite optimal medical and device therapies.

•	Primary efficacy endpoint: Composite of all-cause death, LVAD implantation, heart transplant, and heart failure events requiring emergency department visits or hospitalization.

•	Secondary endpoints: Improvements in quality of life (MLWHF), 6-MHW test, days alive and out of hospital through 24 months, NT-proBNP changes at 12 months, and all-cause mortality through 24 months.

•	Supplemental endpoint: LVEF changes at 6, 12, and 24 months.

•	Safety assessment: MANCE within 180 days post-implantation.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding the Company’s expectations about the BENEFIT-HF trial enrollment, reimbursement and expenses and the expected addressable market are forward-looking statements. These statements speak only as of the date of this Form 8-K and are based on the Company’s current expectations and projections about the future and are subject to a number of known and unknown risks, uncertainties and assumptions that could cause actual results to differ from the Company’s expectations, including whether CMS approves coverage for the trial, the Company’s ability to enroll patients in the trial, the time it takes to complete the enrollment and follow-up and the expenses the Company incurs to conduct the trial, as well as the actual size of the addressable market of the expanded patient population. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Loan and Security Agreement, dated as of January 9, 2026, among the Company, Innovatus Life Sciences Lending Fund I, LP, as the collateral agent and a lender, and the other lenders from time to time party thereto
99.1	Press release of CVRx, Inc., dated January 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVRx, Inc.

Date: January 12, 2026	By:	/s/ Jared Oasheim
Name: Jared Oasheim
Its: Chief Financial Officer

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